Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lucira Health, Inc.

Emeryville, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 20, 2020, relating to the financial statements of Lucira Health, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

January 15, 2021